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Exhibit (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        DUFF & PHELPS CREDIT RATING CO.

                                       AT
                             $100.00 NET PER SHARE
                                       BY

                             FSA ACQUISITION CORP.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF

                                  FIMALAC S.A.

                        THE OFFER AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
            ON TUESDAY, APRIL 11, 2000 UNLESS THE OFFER IS EXTENDED.

To our Clients:

    Enclosed for your consideration are an Offer to Purchase dated March 15, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by FSA Acquisition Corp., a Delaware corporation (the "Purchaser"), and an indirect wholly owned subsidiary of Fimalac, a SOCIETE ANONYME organized and existing under the laws of the Republic of France, to purchase all of the outstanding shares of common stock, no par value (the "Shares"), of Duff & Phelps Credit Rating Co., an Illinois corporation (the "Company"), at a purchase price of $100.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

    Your attention is invited to the following:

        1. The tender price is $100.00 per Share, net to you in cash, without interest.

        2. The Offer is being made for all of the outstanding Shares.

        3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 11, 2000 UNLESS THE OFFER IS EXTENDED.

        4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which constitutes not less than 51% of the outstanding Shares of the Company on a fully-diluted basis on the date of purchase,
    (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the
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    purchase of Shares pursuant to the Offer and (iii) the satisfaction of the other conditions described in Section 15 of the Offer to Purchase.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. (See "Important Tax Information" of the Letter of Transmittal).

        6. The board of directors of the Company (the "Company Board") has by unanimous vote of those present determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair and in the best interest of the Company. The Company Board has approved the Offer and the Merger and declared their advisability. The Company Board has also recommended that the stockholders of the Company accept the Offer and tender their Shares.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares pursuant to the procedures set forth in Section 2 of the Offer to Purchase, or timely book-entry confirmation with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or book-entry confirmations are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from, or on behalf of holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        DUFF & PHELPS CREDIT RATING CO.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 15, 2000 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by FSA Acquisition Corp., a Delaware corporation, to purchase all of the outstanding shares of common stock, no par value (the "Shares") of Duff & Phelps Credit Rating Co., an Illinois corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares                                     SIGN HERE
to be tendered

 ..............Shares**

                                                     Signature

                                                     Please print name(s)

                                                     Address

                                                     Area Code and Telephone Number

                                                     Tax Identification or
                                                     Social Security Number(s)

                                                     Dated: , 2000

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**  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.